SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2001

CITIZENS COMMUNICATIONS COMPANY

(Exact name of Registrant as specified in its charter)
          Delaware                    001-11001                  06-0619596
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)

                       3 High Ridge Park, P.O. Box 3801
                            Stamford, Connecticut                   06905
                   (Address of Principal Executive Offices)       (Zip Code)
                                (203) 614-5600
              Registrant's Telephone Number, Including Area Code

                            No Change Since Last Report
             (Former name or former address, if changed since last report)
Item 5.        Other Events.

                     Citizens Communications Company announced on April 23, 2001 that it received approval from the Louisiana Public Service Commission for the sale to Atmos Energy
                     Corporation the assets of its LGS Natural Gas Company subsidiary and its Louisiana
                     Gas Service Company division.

Item 7.        Financial Statements, Exhibits

                     (c) Exhibits

                     99.1 Press Release of Citizens Communications Company released April 23, 2001

SIGNATURES

                      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CITIZENS COMMUNICATIONS COMPANY.

Dated: April 24, 2001                          By:
                                               Name:    Robert J. Larson
                                               Title:   Chief Accounting Officer

                                                        Citizens Communications
                                                        3 High Ridge Park
                                                        Stamford, CT 06905
                                                        203.614.5600
                                                        Web site: www.czn.net

FOR IMMEDIATE RELEASE

Contact:
Brigid M. Smith, Assistant Vice President
Corporate Communications
(203) 614-5042
bsmith@czn.com

CITIZENS COMMUNICATIONS RECEIVES APPROVAL
OF SALE OF LOUISIANA GAS ASSETS

STAMFORD, CONN, April 23, 2001 – Citizens Communications (NYSE:CZN) and Atmos Energy Corporation (NYSE:ATO) have received approval from the Louisiana Public Service Commission for Citizens to transfer the assets of Louisiana Gas Service Company and LGS Natural Gas Company to Atmos for a purchase price of $365 million.

Louisiana Gas Service Company serves approximately 279,000 residential and commercial natural gas distribution customers. LGS Natural Gas Company is an intrastate pipeline company that provides natural gas transportation service to industrial customers in portions of Louisiana. The closing of the transaction is expected by June 30, 2001.

The sale of Citizens’ assets in Louisiana is pursuant to the company’s announced plan to divest its public utility assets and to focus upon rural telecommunications. In 1999 and 2000, Citizens entered into definitive agreements to purchase more than 2 million telephone access lines from Verizon, Qwest and Global Crossing’s Frontier Corp. These transactions will be substantially complete by the end of this year and bring the number of lines that the company serves to more than 3 million. Citizens has agreed to sell its water and wastewater treatment operations to American Water Works, Inc. This transaction is expected to be completed prior to year’s end. Currently, the company also has an agreement to sell one of its electric operations. Discussions concerning the divestiture of the company’s remaining electric and gas operations are on-going.

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About Citizens Communications

Citizens Communications serves 1.4 million access lines in 17 states and is acquiring an additional 1.7 million access lines. Citizens owns 85 percent of Electric Lightwave, Inc. (NASDAQ:ELIX), a facilities-based, integrated communications provider that offers a broad range of services to telecommunications-intensive businesses throughout the United States. More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in the local and overall economy, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company’s markets, success in overall strategy, changes in legal or regulatory policy, changes in legislation, the company’s ability to identify future markets and successfully expand existing ones, the mix of products and services offered in the company’s target markets, the effects of acquisitions and dispositions and the ability to effectively integrate businesses acquired. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company’s filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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